SUB-ITEM 77Q1(e)

                                 AMENDMENT NO. 7

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of July 18, 2005, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, the parties desire to amend the Agreement to delete AIM Dent Demographic Trends Fund and AIM Emerging Growth Fund from the Agreement; and

      WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Diversified Dividend Fund effective July 18, 2005;

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                                     EFFECTIVE DATE OF ADVISORY AGREEMENT
------------------------------                   ------------------------------------
AIM Aggressive Growth Fund                                   June 1, 2000

AIM Blue Chip Fund                                           June 1, 2000

AIM Capital Development Fund                                 June 1, 2000

AIM Charter Fund                                             June 1, 2000

AIM Constellation Fund                                       June 1, 2000

AIM Diversified Dividend Fund                              December 28, 2001

AIM Large Cap Basic Value Fund                               June 1, 2000

AIM Large Cap Growth Fund                                    June 1, 2000

AIM Mid Cap Growth Fund                                      June 1, 2000

AIM Select Basic Value Fund                                 August 29, 2002

AIM Weingarten Fund                                          June 1, 2000

                                   APPENDIX B

                          COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $150 million..............................................................      0.80%
Over $150 million...............................................................     0.625%

                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $350 million..............................................................      0.75%
Over $350 million...............................................................     0.625%

                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $ 30 million..............................................................      1.00%
Over $30 million to and including $150 million..................................      0.75%
Over $150 million...............................................................     0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $350 million..............................................................      0.60%
Next $350 million...............................................................      0.55%
Next $1.3 billion...............................................................      0.50%
Next $2 billion.................................................................      0.45%
Next $2 billion.................................................................      0.40%
Next $2 billion.................................................................     0.375%
Over $8 billion.................................................................      0.35%

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $ 1 billion...............................................................      0.60%
Over $1 billion to and including $ 2 billion....................................     0.575%
Over $ 2 billion................................................................      0.55%

                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $ 1 billion...............................................................      0.75%
Over $1 billion to and including $ 2 billion....................................      0.70%
Over $ 2 billion................................................................     0.625%

                             AIM MID CAP GROWTH FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $ 1 billion...............................................................      0.80%
Over $ 1 billion................................................................      0.75%

                           AIM SELECT BASIC VALUE FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $1 billion................................................................      0.75%
Over $1 billion to and including $ 2 billion....................................      0.70%
Over $2 billion.................................................................      0.65%

                               AIM WEINGARTEN FUND

NET ASSETS                                                                         ANNUAL RATE
----------                                                                         -----------
First $30 million...............................................................      1.00%
Over $30 million to and including $350 million..................................      0.75%
Over $350million................................................................     0.625%"

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                AIM EQUITY FUNDS

Attest:   /s/ John H. Lively                    By:    /s/ Robert H. Graham
        ------------------------------              ----------------------------
           Assistant Secretary                         Robert H. Graham
                                                       President

(SEAL)

                                                A I M ADVISORS, INC.

Attest:   /s/ John H. Lively                    By:    /s/ Mark H. Williamson
        ------------------------------              ----------------------------
           Assistant Secretary                         Mark H. Williamson
                                                       President

(SEAL)